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                                                                  Exhibit 10.114

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                                LEASING AGREEMENT

                                 By and Between

                       ONE NINETY ONE PEACHTREE ASSOCIATES

                                       and

                             C-H LEASING ASSOCIATES

                                      dated
                                      as of

                                February 1, 1988

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     ESTABLISHMENT OF LEASING RESPONSIBILITY.......................   2

   Section 1.1    Appointment of Leasing Agent..............................   2

ARTICLE II    LEASING SERVICES TO BE PERFORMED BY LEASING AGENT.............  .2

   Section 2.1    Locate Tenants............................................   2
   Section 2.2    Consulting................................................   2
   Section 2.3    Executing Leases..........................................   3
   Section 2.4    Advertising...............................................   5
   Section 2.5    Reports...................................................   5
   Section 2.6    Cooperation...............................................   6

ARTICLE III   TERM..........................................................   6

   Section 3.1    Term......................................................   6
   Section 3.2    Early Termination.........................................   7
   Section 3.3    Payments on Termination...................................   9

ARTICLE IV    COMPENSATION..................................................  11

   Section 4.1    Leasing Fee...............................................  11
   Section 4.2    Payment of Leasing Commissions............................  11
   Section 4.3    Definition of "Effective Gross Rental"....................  12

ARTICLE V     MISCELLANEOUS.................................................  14

   Section 5.1    Expenses of Leasing Agent.................................  14
   Section 5.2    Notices...................................................  15
   Section 5.3    Entire Agreement..........................................  16
   Section 5.4    Governing Law.............................................  16
   Section 5.5    Severability..............................................  16
   Section 5.6    Binding Effect............................................  16
   Section 5.7    Assignment by Leasing Agent...............................  16
   Section 5.8    Subordination.............................................  17
   Section 5.9    Exculpation...............................................  18
   Section 5.10   Indemnity.................................................  19
   Section 5.11   Waivers...................................................  19
   Section 5.12   Representatives...........................................  20
   Section 5.13   Other Activities..........................................  20
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                            TABLE OF CONTENTS (cont.)

   Section 5.14   Employees.................................................  20

ARTICLE VI    ARBITRATION...................................................  21

   Section 6.1    Appointment of Arbitrators................................  21
   Section 6.2    Rules; Fees and Expenses; Qualifications of Arbitrators...  21
   Section 6.3    Applicability of Article..................................  22

                                LEASING AGREEMENT

            THIS AGREEMENT made and entered into as of the 1st day of February, 1988, by and among ONE NINETY ONE PEACHTREE ASSOCIATES (the "Venture"), a Georgia general partnership consisting of C-H Associates, Ltd., a Georgia limited partnership ("CHV") and DIHC Peachtree Associates, a Georgia general partnership ("DIHC") (CHV and DIHC being sometimes referred to separately as a "Venturer" and collectively as the "Venturers"), and C-H LEASING ASSOCIATES, a Georgia general partnership (the "Leasing Agent"), consisting of Cousins Real Estate Corporation, a Georgia corporation and Hines Atlanta Realty, Inc., a Georgia corporation.

                              W I T N E S S E T H :

            WHEREAS, the Venture proposes to acquire fee simple or leasehold title to certain parcels of real property (and improvements situated thereon) on Peachtree Street in Atlanta, Georgia (the "Property"), and to construct thereon a multi story building containing approximately 1,181,700 square feet of office and retail/commercial space together with a related parking garage (the "Building"; the Property and the Building being herein sometimes collectively referred to as the "Premises"); and

            WHEREAS, the parties acknowledge that Leasing Agent is affiliated with CHV; and

            WHEREAS, the Venture has agreed to appoint Leasing Agent as the sole and exclusive leasing agent for the Building and Leasing Agent has agreed to serve as such, all subject to the terms and conditions hereinafter set forth.


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            NOW, THEREFORE, Leasing Agent and the Venture hereby agree as follows:


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                                    ARTICLE I

                     ESTABLISHMENT OF LEASING RESPONSIBILITY

            Section 1.1 Appointment of Leasing Agent. The Venture hereby appoints Leasing Agent, and Leasing Agent hereby accepts appointment, as sole and exclusive leasing agent of the Premises (for the respective periods provided herein) with the responsibilities and upon the terms and conditions set forth herein. In order to facilitate Leasing Agent's responsibilities to lease space in the Building, the Venture shall provide Leasing Agent with a prototype lease, rental schedule and program and fit up cost schedule. The Venture shall have the right at any time and from time to time to modify or substitute such lease form and schedules.

                                   ARTICLE II

            LEASING SERVICES TO BE PERFORMED BY LEASING AGENT Section

            2.1 Locate Tenants. Commencing on the date hereof, Leasing Agent shall use its best efforts to locate suitable tenants and negotiate acceptable leases for the Building, subject to the limitations hereinafter set forth. Leasing Agent's duties as to its leasing services shall be those customarily performed by leasing agents for comparable buildings. All leases shall be subject to the approval of and shall be executed by the Venture, and all prospective tenants shall be subject to the prior approval of the Venture. Leasing Agent shall not, for any reason, have the authority to commit to or otherwise bind the Venture with respect to any lease proposals or to execute leases on behalf of the Venture.

            Section 2.2 Consulting. Leasing Agent shall, upon reasonable request(s) by the Venture, act as a consultant to the Venture and/or the Manager appointed pursuant to that


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certain Construction Management and Development Agreement of even date between the Venture and C-H Management Associates (the "Construction Manager"), and shall provide the Venture, as and when deemed reasonably necessary by the Venture, with the benefit of Leasing Agent's experience as to the planning and leasing of the tenant space to be leased. Leasing Agent shall, once per year, subject to amendment as necessary in light of market conditions, as to the tenant space, prepare for the Venture's approval, (i) a detailed marketing and leasing plan which shall specify the range of suggested minimum acceptable rentals for individual spaces, the anticipated concessions for major and minor tenants, the recommended minimum and maximum acceptable terms (including renewal options) for individual spaces and estimated "tenant fit-up" costs per square foot, and (ii) a detailed public relations plan which shall specify the suggested advertising and public relations activities and actions which the Venture should undertake. The plans specified in clauses (i) and (ii) above shall be in sufficient detail to enable the Managing Partner in the Venture to comply with its obligations to provide the Venturers with the marketing and leasing plan and the public relations plan specified in the Joint Venture Agreement of the Venture.

            Section 2.3 Executing Leases. In connection with all marketing and lease negotiation activities, the Leasing Agent shall adhere to the following procedures:

            (i) Upon identification of a lease prospect, the Leasing Agent shall submit to the prospect a proposal conforming to the guidelines and parameters of the approved marketing and leasing plan;

            (ii) The Leasing Agent shall follow-up with the prospect as necessary or appropriate and shall negotiate the terms and conditions of the proposal with the prospect. Any


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modifications or amendments to the proposal as are warranted from time to time shall be prepared by the Leasing Agent and shall be submitted to the prospect;

            (iii) The Leasing Agent shall confer with the managing general partner of the Venture to the extent the negotiations described in subparagraph 2.3(ii) warrant, and shall disclose to and discuss with the managing general partner of the Venture any such negotiations which the Leasing Agent reasonably expects to result in a modification to the proposal such that the proposal would no longer conform to the approved marketing and leasing plan;

            (iv) Upon substantial completion of the negotiations described in the preceding provisions of this Section 2.3, the Leasing Agent will submit to the prospect a proposed lease document on the lease form approved by the Venture, modified only as necessary to conform with the proposal as of the date the lease was prepared. A copy of the proposed lease shall be delivered to the Venture simultaneously with the delivery to the prospect;

            (v) After submission of the lease to the prospect, the Leasing Agent shall follow up with the prospect as necessary or appropriate and shall negotiate the terms and conditions of the proposed lease with the prospect.

            (vi) The Leasing Agent shall confer with the managing general partner of Venture to the extent the negotiations described in subparagraph 2.3(b) warrant, and shall disclose to and discuss with the managing general partner of Venture any such negotiations which the Leasing Agent reasonably expects to result in a modification to the proposed lease such that the proposed lease would no longer conform to the approved marketing and leasing plan;


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            (vii) Upon conclusion of the negotiations described in the foregoing paragraphs, if the Leasing Agent has reached an agreement with the prospect, subject only to the approval by the Venture, the Leasing Agent shall obtain a duly executed lease from the prospect and shall promptly submit the same to the Venture for its review and approval. In no event shall the Leasing Agent commit to or execute any lease on behalf of the Venture. The Venture shall respond (by acceptance, rejection, counteroffer or other appropriate action) to all proposed leases, proposed commitments or other communications submitted by Leasing Agent regarding the leasing of the tenant space within fifteen (15) business days after receipt by both the Venturer and any lenders having approval rights with respect thereto. Approval or disapproval of any and all terms and conditions of any lease (including any work letters or other documents) shall be within the sole discretion of the Venture. A failure to notify the Leasing Agent of disapproval within fifteen (15) days after receipt by the Venture of all information requested by the Venture shall be deemed approval.

            Section 2.4 Advertising. Leasing Agent, when requested by the Venture, shall be responsible for the promotion and advertising of available tenant space in the Building subject to and in accordance with the public relations plan referred to in Section 2.2 as approved by the Venture. All promotional and advertising costs incurred in accordance with such public relations plan shall be paid by the Venture.

            Section 2.5 Reports. At reasonable times and in any event not less than once each thirty (30) day period, and at such other times as the Venture may reasonably request, Leasing Agent shall inform the Venture in writing as to the progress of leasing operations and as to circumstances which might from time to time require decisions by the Venture regarding such


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leasing operations. Each of Leasing Agent's periodic reports shall include but not necessarily be limited to, the identity of each prospect to whom space in the Building was offered by Leasing Agent during the period covered by such report, the date of each such offering, and if reasonably requested by the Venture, a copy of any written submission made to any prospect identified in the report, the status of negotiations of proposals or leases submitted to prospects by Leasing Agent and such additional data as shall be reasonably required by the Venture.

            Section 2.6 Cooperation. Should any claims, demands, suits or other legal proceedings be made or instituted by any third party against the Venture or any Venturer (as a partner in the Venture) which arise out of any matter relating to the Premises or this Agreement or the Leasing Agent's performance hereunder, the Leasing Agent shall give the Venture all pertinent information and reasonable assistance in the defense or disposition thereof. The obligation of Leasing Agent set forth herein shall survive the termination of this Agreement.

                                   ARTICLE III

                                      TERM

            Section 3.1 Term. The term of this Agreement shall commence on the date hereof and shall expire on the earlier to occur of (i) the winding up of the Venture in accordance with the Venture Agreement (ii) the sale of the Premises (or all of the percentage interests in the Venture) to a third party or
(iii) the fifteenth (15th) anniversary of the date of this Agreement, unless this Agreement is sooner terminated pursuant to Section 3.2 hereof or otherwise. Upon the expiration or earlier termination of this Agreement, Leasing Agent shall: (1) surrender and deliver to the Venture all deposits, rents and income of the Premises in the possession of Leasing Agent; (2) deliver to the Venture as received any monies collected or received by


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Leasing Agent in connection with the Premises after termination hereof; (3)
deliver to the Venture all books, records, materials, supplies, keys, contracts and other documents and statements in its possession relating to the Premises and the leasing thereof; and (4) generally cooperate with the Venture in accordance with Section 2.7.

            Section 3.2 Early Termination. (i) During the term of this Agreement, this Agreement shall automatically be terminated for cause, as "cause" is hereafter defined, upon five (5) days' written notice to Leasing Agent. "Cause" for termination by the Venture shall mean the continuance, for more than thirty (30) days (or, if such curable event cannot be cured in such period of time, then such additional period of time as is reasonably necessary to cure same, provided Leasing Agent commences such cure within such thirty (30) day period and thereafter diligently prosecutes to completion such cure) after delivery of written notice by the Venture to Leasing Agent of one or more of the following events, specifying in reasonable detail the nature of the default:

                  (a) Leasing Agent shall fail to perform or observe any material covenant, condition or term in this Agreement;

                  (b) Leasing Agent shall engage in conduct under this Agreement which constitutes fraud or breach of trust;

                  (c) Leasing Agent shall institute proceedings to be adjudicated a voluntary bankrupt, or shall commence a case under the bankruptcy code, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to or fail reasonably to oppose any such proceeding, or shall consent to the


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appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by Leasing Agent in furtherance of any of the aforesaid purposes; or

                  (d) A decree or order by a court of competent jurisdiction shall have been entered adjudging Leasing Agent bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Leasing Agent under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Leasing Agent or a substantial part of its property, or the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force, undischarged and unstayed for a period of sixty (60) days. In the event of any dispute between DIHC and CHV or between DIHC and Leasing Agent as to whether or not the Venture has "cause" to terminate this Agreement pursuant to the provisions of this Section 3.2, such dispute shall be determined by arbitration pursuant to Article VI hereof.

            (ii) In addition to any and all other termination rights contained herein, either Leasing Agent or the Venture may elect to terminate this Agreement (i) upon five (5) days written notice to the other party, if all or substantially all of the Building is destroyed or condemned and the same is not rebuilt, or (ii) upon twelve months notice to the other if CHV


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(or its "Affiliate" as defined in that certain Joint Venture Agreement of the
Venture, dated of even date herewith (the "Venture Agreement")) shall no longer be a Venturer in the Venture or if neither a "Hines Affiliate" nor a "Cousins Affiliate" (as such terms are defined in the Venture Agreement) owns any interest in CHV (or such Affiliate of CHV who is then a Venturer).

            Section 3.3 Payments on Termination. In the event this agreement expires pursuant to Section 3.1 or is terminated under Section 3.2 hereof, Leasing Agent shall thereafter continue to be entitled to certain compensation, but only in those instances as follows:

            (i) With respect to any lease entered into prior to the earlier of:
(a) the date Leasing Agent actually ceases the performance of services hereunder, or (b) the effective date of any termination hereof, Leasing Agent shall be entitled to the Leasing Fee (as hereinafter defined).

            (ii) With respect to any lease entered into with a prospect previously dealt with by Leasing Agent and within one year after the effective date of the termination hereof, Leasing Agent shall be entitled to the Leasing Fee (as hereinafter defined) but only if, prior to such effective termination, the Leasing Agent (a) either had significant dealings with or submitted a bona fide proposal to the lessee under such lease and (b) the lessee had been specifically identified as a bona fide lease prospect in a monthly report provided to the Venture or in a report provided upon such termination.

            (iii) With respect to any lease entered into with a prospect previously dealt with by Leasing Agent and within two years after the effective date of the termination hereof, Leasing Agent shall be entitled to the Leasing Fee (as hereinafter defined), but only if the lessee under the lease and the Venture had, prior to such effective termination, entered into a letter of


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intent or other written agreement or commitment (even though not legally binding on the lessee) by which the lessee stated an agreement, commitment, or intent to enter into a lease.

            (iv) In the event of any renewal or expansion of a lease for which Leasing Agent has received a Leasing Fee applicable to the initial term thereof, Leasing Agent shall continue to be entitled to the Leasing Fee (as hereinafter defined), attributable thereto, except that:

                  (a) If the Leasing Agent was paid its Leasing Fee (as hereinafter defined) for the initial term of said lease pursuant to the provisions of paragraph 2, 3(b), or 4(b) of Schedule A, Leasing Agent shall not be entitled to receive a Leasing Fee (as hereinafter defined) in connection with a renewal or expansion of the lease from and after the earlier to occur of (i) the payment of a comparable fee to a new, unaffiliated third-party broker in connection with such renewal or expansion, or (ii) the fifteenth anniversary of the commencement date of said lease; provided, however, if the payment made to the unaffiliated third-party broker, as described in the preceding clause (i) is less than the amount which would have otherwise been paid to Leasing Agent, then the difference shall be paid to Leasing Agent.

                  (b) If the Leasing Agent was paid its Leasing Fee (as hereinafter defined) for the initial term of said lease pursuant to the provisions of Paragraph 3(a) or 4(a) or Schedule A, and if the tenant recognizes a new unaffiliated third party broker in connection with such renewal or expansion, such new broker shall be recognized by the Venture and the Leasing Agent's Leasing Fee (as hereinafter defined) shall be calculated under Paragraph 3(b) or 4(b) of Schedule A attached hereto, as the case may be; provided, however, if the amount paid to such new broker is less than the amount which would have otherwise been paid to Leasing Agent,


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then the difference shall be paid to Leasing Agent. For the purposes of this
Section 3.3, "lessee" includes any entity that is the business organization through which the individuals with whom the Leasing Agent dealt operate the business for which the leased space was intended by such individuals to be used.

                                   ARTICLE IV

                                  COMPENSATION

            Section 4.1 Leasing Fee. Commencing on the date hereof and continuing until the date this Agreement expires or is terminated as provided herein, the Venture shall be obligated to pay Leasing Agent (or such affiliate of Leasing Agent as Leasing Agent may direct) a leasing commission (the "Leasing Fee") with respect to each tenant lease entered into by the Venture during such period for space in the Premises in accordance with Schedule A attached hereto and made a part hereof.

            Section 4.2 Payment of Leasing Commissions. All leasing commissions payable to Leasing Agent (or to persons or entities designated by Leasing Agent) shall be paid in cash, one-half (50%) when the lease is fully executed (or with respect to a renewal or expansion option, when the tenant formally exercises such option) and one-half (50%) when the lease term commences for the specific space which is covered by the lease (or with respect to a renewal or expansion option, when the renewal term commences or the lease commences with respect to the expansion space). In the event the tenant is in default under its lease so that it never pays any scheduled rent and never occupies its space under its lease for the space covered by such lease (or by such expansion as the case may be) (except in the case of the Tenant's failure to pay based solely on a default by the Venture under the lease), and if the Venture terminates such


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lease or such tenant's right to possession of its space as a result of such default, Leasing Agent (or its designee) shall refund any previously paid Leasing Fee relating to such lease in default to the Venture and shall use its best efforts to cause any third-party broker to refund its commission relating to such lease in default to the Venture. Leasing Agent shall use best efforts to include a requirement for such refund in all brokerage agreements with its affiliates and third parties. In no event shall Leasing Agent or its affiliates be required to personally refund to the Venture an amount equal to any commission paid to a third-party broker.

            Section 4.3 Definition of "Effective Gross Rental". As used herein the term "Effective Gross Rental" shall be equal to the gross rental specified in the lease less (i) increases in any expense stop or base year operating expenses, (ii) the value of any concessions, rental abatements, lease assumptions or other inducements (whether set forth in the lease or in any side letter or collateral agreement to the lease) granted to the tenant in connection with the lease, (iii) the cost of standard leasehold improvements to be paid by the landlord in excess of: (a) Fifteen Dollars ($15.00) per square foot of usable area if the space is to be delivered to the tenant in shell condition without a finished ceiling or (b) Ten Dollars ($10.00) per square foot of usable area if a finished ceiling will be provided by landlord, in each case escalated from February 28, 1993 through the date of lease execution by the Consumer Price Index-All Urban Consumers-U.S. Average, or such comparable index as mutually agreed to by the parties, (iv) miscellaneous leasehold improvement or relocation expenses (or the financing thereof) provided by the landlord and reimbursed by tenant by way of additional rental or other amortization, (v) late payment charges, (vi) percentage rentals (on retail leases) over and above base rental,
(vii) payments for parking on a month-to-month basis (other than as the tenant has contractually


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agreed to pay in its lease), and (vii) rentals credited to the tenant by reason of lease takeover(s) and/or the landlord takeback(s) or subleasing(s). If the tenant rental in the lease is stipulated as net rental plus an expense stop or estimated expense pass through (rather than being stipulated as gross rental), an amount equal to the greater of (a) $7.50 per square foot of net leasable area per year or (b) the expense stop or pass through actually stipulated in the lease will be added to the stipulated base rental rate for purposes of calculating Effective Gross Rental. In the case of a bona fide "net lease," the expense stop or pass through shall be imputed as the estimate thereof for the first year of the Lease. The term "net lease" means a lease with respect to which the tenant pays all operating expenses incurred in connection with the operation and ownership of the leased premises including, without limitation, real estate taxes, utilities and insurance.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.1 Expenses of Leasing Agent. The Venture shall build and furnish a leasing and marketing center at a location or locations, and in accordance with a leasing and marketing plan approved by the Venture, as more particularly described in the Joint Venture Agreement of the Venture. To the extent incurred, the Venture shall reimburse Leasing Agent for all reasonable direct expenses of Leasing Agent in maintaining and operating such marketing center in connection with such leasing and marketing plan. Such leasing and marketing plan will provide for, and such reimbursement shall include, among other things, employment costs of one full-time secretary and one full-time marketing assistant, all reasonable entertainment and travel expenses (both within and outside of Atlanta) stationery, supplies, and telephone costs, and the employment costs of all other personnel of Leasing Agent except the primary broker


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from each partner of the Leasing Agent (who, as of the date hereof, are Keene
Reese and Fred H. Henritze) all to the extent reasonably approved by the Venture and contemplated in the applicable project budget or annual budget approved by the Venture and in effect from time to time. Such on-site marketing center shall be maintained through the earlier of Project Completion (as defined in the Joint Venture Agreement) or January 1, 1995, unless the Venture shall decide in its reasonable discretion upon an earlier closing or curtailment of the operation of the marketing center is appropriate. Thereafter, the Venture shall arrange for minor secretarial assistance, supplies and telephone services to be made available to Leasing Agent from the project management office to be maintained in the Premises.

            Section 5.2 Notices. All notices, demands, requests or other similar communications required or permitted hereunder must be in writing, and shall be deemed delivered and received when personally delivered (which may include delivery by commercial courier service) or upon deposit in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the respective parties at the addresses specified below, or at such other address as they shall each specify in a notice addressed and mailed as hereinabove set forth:

          To the Venture:   C-H Leasing Associates
                            c/o Gerald D. Hines Interests
                            Two Ravinia Drive
                            Suite 1100
                            Atlanta, Georgia  30346
                            Attn: C. L. Davidson, III

                            DIHC Peachtree Associates
                            200 Galleria Parkway
                            Suite 2800
                            Atlanta, Georgia  30339


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                            Attn: Charles W. Strawser, Jr.

          With a copy to:   Cousins Real Estate Corporation
                            2500 Windy Ridge Parkway
                            Suite 1600
                            Marietta, Georgia  30067
                            Attn: Robert P. Hunter, Jr.

          To Leasing Agent: C-H Leasing Associates
                            c/o Gerald D. Hines Interests
                            Two Ravinia Drive
                            Suite 1100
                            Atlanta, Georgia  30346
                            Attn:  C. L. Davidson, III


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

          With a copy to:   Cousins Real Estate Corporation
                            2500 Windy Ridge Parkway
                            Suite 1600
                            Marietta, Georgia  30067
                            Attn:  Robert P. Hunter, Jr.

            Section 5.3 Entire Agreement. This Agreement constitutes the entire agreement between the Venture and Leasing Agent relating in any manner to the subject matter of this Agreement. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements herein cannot be altered, changed or supplemented except in writing signed by the Venture and Leasing Agent.

            Section 5.4 Governing Law. This Agreement shall be construed in accordance with and governed by, the laws of the State of Georgia.

            Section 5.5 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

            Section 5.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

            Section 5.7 Assignment by Leasing Agent. The rights and obligations of Leasing Agent hereunder shall not be assignable without the prior written consent of the Venture except that the rights and obligations of Leasing Agent may be assigned by Leasing Agent to a

"Hines Affiliate", a "Cousins Affiliate" or an "Affiliate" of CHV (as such terms are defined in the Venture Agreement).

            Section 5.8 Subordination. This Agreement and all fees due from the Venture to Leasing Agent pursuant hereto shall be subject and subordinate in all respects to (i) that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents of even date herewith from the Venture to DIHC Finance Corporation ("DIHC Finance") securing, among other things, the repayment of that certain "A" Note (the ""A" Note") of even date herewith from the Venture payable to the order of DIHC Finance in the amount of $145,000,000.00, together with any and all extensions, modifications, amendments or replacements thereof hereafter made or entered into (the ""A" Mortgage"), (ii) that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents of even date herewith from the Venture to DIHC Finance securing, among other things, the repayment of that certain "B" Construction Note (the ""B" Note") of even date herewith from the Venture payable to the order of DIHC Finance in the amount of $145,000,000 together with any and all extensions, modifications, amendments or replacements thereof hereafter made or entered into (the ""B" Mortgage") (the "A" Mortgage and the "B" Mortgage are sometimes herein referred to collectively as the "Original Mortgages"), (iii) any other mortgage or deed to secure debt upon the Premises or any portion thereof now or hereafter executed by the Venture, together with any and all extensions, modifications, amendments or replacements thereof, and (iv) any collateral assignment of rents due under the leases of space in any improvements on the Premises. This provision shall be self-executing but Leasing Agent shall, upon request, execute such instruments as may reasonably be requested by the Venture, or any such mortgagee or lender to evidence such subordination.

            Section 5.9 Exculpation. Notwithstanding anything in this Agreement to the contrary, Leasing Agent and the Venture accept and agree that each of the covenants, undertakings and agreements herein made on the part of the Venture or the Leasing Agent, while in the form purporting to be covenants, undertakings and agreements of the Venture or the Leasing Agent, are, nevertheless, made and intended not as personal covenants, undertakings and agreements by the Leasing Agent's or Venture's partners or for the purpose of binding their respective partners personally or the assets of such partners but are made and intended for the purpose of binding only the interests of the partners of the Venture in the assets of the Venture and, as to Leasing Agent, the compensation payable to it under Article IV hereof; and that no other personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against the partners of the Venture or the Leasing Agent and their respective heirs, legal representatives, successors and assigns on account of this Agreement or on account of any covenant, undertaking or agreement of the Leasing Agent or the Venture and their respective partners in this document contained, all such personal liability and personal responsibility, if any, being expressly waived and released, and each party hereto further agrees not to seek or enforce any judgments (including but not limited to specific performance, deficiency judgments, and any and all other judgments) obtained against the Leasing Agent or the Venture, or against their respective partners (direct or indirect) beyond the interests set forth above.

            The parties further acknowledge and agree that no officer, director, stockholder or agent of any corporate Venturer or corporate partner (direct or indirect) of the Leasing Agent or any Venturer shall have any personal liability for Leasing Agent's or any Venturer's obligations hereunder.

            Section 5.10 Indemnity. (a) The Venture shall indemnify the Leasing Agent and save it harmless from and against all third party claims, losses and liabilities arising out of or in connection with the performance by Leasing Agent of its duties and obligations hereunder and all costs, fees and reasonable attorneys' expenses in connection therewith unless such claims, losses or liability result from Leasing Agent's fraud, gross negligence or willful misconduct.

            (b) Leasing Agent shall defend, indemnify and hold the Venture (and the Venture's partners) harmless from and against any and all third party claims, demands, losses, damages or liabilities (including, but not limited to, all costs and reasonable attorneys' fees in connection therewith) incurred by the Venture or its partners arising out of or by reason of the fraud, gross negligence or willful misconduct of Leasing Agent hereunder.

            Section 5.11 Waivers. No delay or omission by either party in exercising any right or power accruing upon the non-compliance or failure or performance by the other party hereto of any provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements hereof to be performed by the other must be in writing and signed by the party who is waiving such covenants, conditions or agreements.

            Section 5.12 Representatives. Leasing Agent may act through any one of its representatives it appoints to oversee and make decisions for Leasing Agent. Upon notice, Leasing Agent may at any time and for any reason substitute one or more authorized representatives. If a particular representative shall die, retire, withdraw for any reason or become disabled, Leasing Agent shall designate a replacement representative within the following ten business days. The Leasing Agent initially designates as its authorized representatives Charles
L. Davidson, III and Vipin L. Patel.

            Section 5.13 Other Activities. Notwithstanding any other provisions of this Agreement to the contrary, Leasing Agent may engage in or possess an interest in other business ventures of every nature and description and in any vicinity whatsoever, including without limitation the leasing, ownership, operation, management and development of real property, and the Venture shall have no rights in or to such independent ventures or to any profits therefrom. Any of such activities may be undertaken with or without notice to or participation therein by the Venture, and the Venture hereby waives any right or claim that it may have against the Leasing Agent with respect to the income or profits therefrom or the effect of such activity on the Premises; provided, however, that Leasing Agent shall act as a reasonably prudent Leasing Agent in not allowing the foregoing activities to interfere with its obligations under this Agreement. Furthermore, nothing contained herein shall be deemed to require the personal services of Gerald D. Hines or Thomas Cousins, individually.

            Section 5.14 Employees. Leasing Agent has no employees and intends to have no employees. Accordingly, the Venture agrees that Leasing Agent shall perform its duties hereunder by delegating the same to the partners of Leasing Agent and/or their affiliates.

                                   ARTICLE VI

                                   ARBITRATION

            Section 6.1 Appointment of Arbitrators. Whenever in this Agreement it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the first arbitrator shall determine the dispute. The arbitrators so chosen shall, within ten (10) days after the second arbitrator is appointed, appoint a third arbitrator and if they cannot agree upon said appointment, the third arbitrator shall be appointed by the presiding judge of the Fulton County Superior Court, or his designee. The three arbitrators shall meet and decide the dispute and tender a written decision to the parties within 30 days after the appointment of the third arbitrator. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties and shall not be subject to appeal, and judgment thereon may be entered in any court having jurisdiction thereof.

            Section 6.2 Rules; Fees and Expenses; Qualifications of Arbitrators. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the commercial arbitration rules then in force of the American Arbitration Association (or any successor thereto), subject, however, to such limitations or directions as may be placed upon them by the provisions of this Agreement. Each party shall pay the fees and expenses of its respective attorney and arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, as well as any fees payable to the American Arbitration Association or its successor. No arbitrator shall be a person who is or has been at any time a partner, officer, director or employee of either party or any Affiliated Entity thereof (as defined in the Venture Agreement), and each such arbitrator shall have had at least seven (7) years experience in the leasing of office buildings in the City of Atlanta, Georgia. The arbitrators shall consider all testimony and documentary evidence which may be presented at any hearing as well as relevant facts and data which they may discover by investigation and inquiry outside of such hearings. Each party shall have the right to be represented by counsel and to cross examine witnesses.

            Section 6.3 Applicability of Article. The obligation of the parties to submit a dispute to arbitration is limited to disputes arising under those provisions of this Agreement which specifically provide for arbitration.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of date first above written.

VENTURE:              ONE NINETY ONE PEACHTREE ASSOCIATES,
                      a Georgia general partnership, by its two general partners

                      By: C-H Associates, Ltd., a Georgia limited partnership,
                          by all of its general partners

                          By: Hines Peachtree I Limited Partnership, a Georgia
                              limited partnership, by its two general partners


                              By: /s/ Gerald D. Hines                     (SEAL)
                                  ----------------------------------------
                                  Gerald D. Hines

                              By: Hines Atlanta Corporation, a Georgia
                                  corporation


                                  By: /s/ Gerald D. Hines
                                      ------------------------------------------
                                      Gerald D. Hines,
                                      President


                                  Attest: /s/ David McGinnis
                                          --------------------------------------
                                          David McGinnis,
                                          Assistant Secretary

                                          [CORPORATE SEAL]

                       (Signatures continued on next page)

                    (Signatures continued from previous page)

                              By: Cousins Real Estate Corporation,
                                  a Georgia corporation


                                  By: /s/ Vipen L. Patel
                                      ------------------------------------------
                                      Vipin L. Patel,
                                      Executive Vice President


                                  Attest: /s/ Robert P. Hunter, Jr.
                                          --------------------------------------
                                          Robert P. Hunter, Jr.,
                                          Secretary

                                          [CORPORATE SEAL]

                          By: DIHC Peachtree Associates,
                              a Georgia general partnership, by
                              its two general partners

                              By: DIHC Peachtree, Inc., a
                                  Georgia corporation


                                  By: /s/ Herman Vonhof
                                      ------------------------------------------
                                      Herman A. Vonhof, President


                                  Attest: /s/ Charles W. Strawser, Jr.
                                          --------------------------------------
                                          Charles W. Strawser, Jr.,
                                          Vice President

                                         [CORPORATE SEAL]

                       (Signatures continued on next page)

                        (Signatures continued from previous page)

                          By: DIHC Atlanta, Inc., a
                              Georgia corporation

                              By: /s/ Herman A. Vonhof
                                  Herman A. Vonhof, President

                              Attest: /s/ Charles W. Strawser, Jr.
                                      ------------------------------------------
                                      Charles W. Strawser, Jr.,
                                      Vice President

                                      [CORPORATE SEAL]

LEASING AGENT:          C-H LEASING ASSOCIATES, a Georgia general
                        partnership, by its two general partners

                        By: Cousins Real Estate Corporation,
                            a Georgia corporation


                            By: /s/ Vipin L. Patel
                                ------------------------------------------
                                Vipin L. Patel,
                                Executive Vice President


                            Attest: /s/ Robert P. Hunter, Jr.
                                    --------------------------------------
                                    Robert P. Hunter, Jr.,
                                    Secretary

                                    [CORPORATE SEAL]

                       (Signatures continued on next page)

                    (Signatures continued from previous page)

                          By: Hines Atlanta Realty, Inc.
                              a Georgia corporation


                              By: /s/ Gerald D. Hines
                                  ----------------------------------------
                                  Gerald D. Hines, President


                                  Attest: /s/ David McGinnis
                                          --------------------------------
                                          David McGinnis,
                                          Assistant Secretary

                                          [CORPORATE SEAL]

                                   SCHEDULE A
                                       TO
                                LEASING AGREEMENT

[All references to square feet refer to net leasable space]

      1. With respect to any lease entered into with the law firm of King & Spalding, no commission or leasing fee shall be due or payable to Leasing Agent.

      2. With respect to any lease entered into with the law firm of Powell, Goldstein, Frazer & Murphy, Leasing Agent will receive a one-time Leasing Fee in an amount equal to $2.00 per square foot of net leasable space covered by the lease for the initial term and $1.00 per square foot for any renewals or expansions thereof exercised during the term of the lease.

      3. With respect to any lease entered into with any of the following:

            Troutman, Sanders, Lockerman & Ashmore (law firm)

            Kilpatrick & Cody (law firm)

            Alston & Bird (law firm)

            The First National Bank of Atlanta (or any affiliate thereof)

            Powell, Goldstein, Frazier & Murphy (but only if said firm ceases to be represented by LaSalle Partners or any other broker)

then (a) if no unaffiliated third-party Broker is owed a commission or fee in connection therewith, Leasing Agent will receive a one-time Leasing Fee in an amount equal to $4.00 per square foot of net leasable space covered by the lease for the initial term thereof and $2.00 per square foot for any renewals or expansions thereof exercised during the term hereof, or (b) if an unaffiliated third-party Broker is owed a commission or fee in connection therewith, Leasing Agent will receive a one-time Leasing Fee in an amount equal to $2.00 per square foot of net leasable space covered by the lease for the initial term thereof and $1.00 per square foot for any renewals or expansions thereof exercised during the term of the lease.

      4. With respect to all other leases, then (a) if no unaffiliated third-party Broker is owed a commission or fee in connection therewith, Leasing Agent will receive a Leasing Fee in an amount equal to 4% of the total Effective Gross Rental payable over the initial term of such lease (not to exceed 10 years) and 2% of the total Effective Gross Rental payable with respect to any renewals or expansions thereof exercised during the term hereof, or (b) if an unaffiliated third-party Broker is owed a commission or fee in connection with such lease, Leasing Agent will receive a Leasing Fee in an amount equal to 2% of the total Effective Gross Rental payable over the initial term of such lease (not to exceed 10 years) and 1% of the total Effective Gross Rental payable with respect to any renewals or expansions thereof exercised during the term of the lease.

      5. As used herein the term "renewal" includes the extension of the original term of the lease, however and whenever the same may occur (even after the termination or expiration of this Agreement), and "expansion" includes all additional space leased by a tenant in the Building, whether by expansion option, right of refusal or otherwise, however and whenever the same may occur (even after the termination or expiration of this Agreement).